UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  December 15, 2011

(Date of earliest event reported)

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, Illinois 60523

(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Senior Secured Notes

On December 15, 2011, A. M. Castle & Co. (the “Company”) issued $225.0 million aggregate principal amount of 12.75% Senior Secured Notes due 2016 (the “Secured Notes”). The Secured Notes were issued pursuant to an indenture, dated as of December 15, 2011 (the “Secured Notes Indenture”), among the Company, certain subsidiaries of the Company (the “Note Guarantors”) and U.S. Bank National Association, as trustee and as collateral agent.  The Secured Notes were issued by the Company at an initial offering price equal to 96.5% of the principal amount, for gross proceeds of approximately $217.1 million, which represents a yield to maturity of 13.741%.

The Secured Notes will mature on December 15, 2016. The Company will pay interest on the Secured Notes at a rate of 12.75% per annum in cash semi-annually, in arrears, on June 15 and December 15 of each year, beginning on June 15, 2012. The Secured Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Note Guarantors. The Secured Notes and the related guarantees are secured by a lien on substantially all of the Company’s and the Note Guarantors’ assets, subject to certain exceptions and permitted liens pursuant to a pledge and security agreement. However, the security interest in such assets that secure the Secured Notes and the related guarantees are contractually subordinated to liens thereon that secure the New Revolving Credit Facility (described below) by means of an intercreditor agreement. The Secured Notes are also secured by a pledge of capital stock of all of the Company’s domestic subsidiaries and all of the domestic subsidiaries of the Note Guarantors and up to 65% of the voting stock of certain of the Company’s foreign subsidiaries.

On or after December 15, 2014, the Company may redeem some or all of the Secured Notes at a redemption premium of 106.375% of the principal amount for the 12-month period beginning December 15, 2014 and 100% thereafter, plus accrued and unpaid interest.  Prior to December 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Secured Notes at a redemption price of 112.75% of the principal amount, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Secured Notes at any time prior to December 15, 2014, by paying a “make-whole” premium, plus accrued and unpaid interest.

If the Company experiences certain change of control events, the holders of the Secured Notes will have the right to require the Company to purchase all or a portion of their Secured Notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest.  In addition, upon certain asset sales, the Company may be required to offer to use the net proceeds thereof to purchase some of the Secured Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

Subject to certain conditions, within 95 days of the end of each fiscal year, the Company must make an offer to purchase Secured Notes with certain of its excess cash flow for such fiscal year, commencing with the fiscal year ending December 31, 2012, at 103% of the principal amount thereof, plus accrued and unpaid interest.

The terms of the Secured Notes contain numerous covenants imposing financial and operating restrictions on the Company’s business. These covenants place restrictions on the Company’s ability and the ability of its subsidiaries to, among other things, pay dividends, redeem stock or make other distributions or restricted payments; incur indebtedness or issue common stock; make certain investments; create liens; agree to payment restrictions affecting certain subsidiaries; consolidate or merge; sell or otherwise transfer or dispose of assets, including equity interests of certain subsidiaries; enter into transactions with affiliates; enter into sale and leaseback transactions; and use the proceeds of permitted sales of the Company’s assets.

In connection with the issuance of the Secured Notes, the Company and the Note Guarantors entered into a registration rights agreement, dated December 15, 2011, with the initial purchaser of the Notes. Under the terms of the registration rights agreement, the Company and the Note Guarantors are required to file an exchange offer registration statement to allow eligible holders to exchange the Secured Notes for registered notes with substantially identical terms and have the exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 210 days following the issuance of the Secured Notes.  The Company is required to commence the exchange offer and use commercially reasonable efforts to complete the exchange offer on or prior to 30 business days after the exchange offer registration statement has been declared effective by the SEC.  Under specified circumstances, the registration rights agreement provides that the Company and the Note Guarantors will file a shelf registration statement for the resale of the Secured Notes. If the Company and the Note Guarantors default on their registration obligations under the registration rights agreement, additional interest will be payable on the Secured Notes until all such registration defaults are cured.

The description of the Secured Notes Indenture, the pledge and security agreement, the intercreditor agreement and the registration rights agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Convertible Notes

On December 15, 2011, the Company issued $50.0 million aggregate principal amount of 7.0% Convertible Senior Notes due 2017 (the “Convertible Notes”). The Convertible Notes were issued pursuant to an indenture, dated as of December 15, 2011 (the “Convertible Notes Indenture”), among the Company, the Note Guarantors and U.S. Bank National Association, as trustee.  The Convertible Notes were issued by the Company at an initial offering price equal to 100% of the principal amount.  The Company granted the initial purchaser in the Convertible Notes offering an option, exercisable within 30 days, to purchase up to an additional $7.5 million aggregate principal amount of Convertible Notes.  The initial purchaser exercised the over-allotment option in full and, on December 20, 2011, we issued an additional $7.5 million aggregate principal amount of Convertible Notes.

The Convertible Notes will mature on December 15, 2017.  The Company will pay interest on the Convertible Notes at a rate of 7.0% in cash semi-annually, in arrears, on June 15 and on December 15 of each year, beginning on June 15, 2012.  The Convertible Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Note Guarantors.

Holders may convert their Convertible Notes at their option on any day prior to the close of business on the scheduled trading day immediately preceding June 15, 2017 only under the following circumstances: (1) during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on each such day; (2) during any calendar quarter (and only during such calendar quarter) after the calendar quarter ending December 31, 2011, if the last reported sale price of the Company’s common stock for 20 or more trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is equal to or greater than 130% of the applicable conversion price in effect for each applicable trading day; (3) upon the occurrence of specified corporate events, including certain dividends and distributions; or (4) if the Company call the Convertible Notes for redemption on or after December 20, 2015. The Convertible Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, June 15, 2017 through the second scheduled trading day immediately preceding the maturity date.

The initial conversion rate for the Convertible Notes will be 97.2384 shares of common stock per $1,000 principal amount of Convertible Notes, equivalent to an initial conversion price of approximately $10.28 per share of common stock. The conversion rate will be subject to adjustment, but will not be adjusted for accrued and unpaid interest, if any. In addition, if an event constituting a fundamental change occurs, the Company will in some cases increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such fundamental change. Upon conversion, the Company will pay and/or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, together with cash in lieu of fractional shares.

The Company may not elect to issue shares of common stock upon conversion of the Convertible Notes to the extent such election would result in the issuance of more than 19.99% of the common stock outstanding immediately before the issuance of the Convertible Notes until the Company receives shareholder approval for such issuance and shareholder approval of the increase in the number of shares of common stock authorized and available for issuance upon conversion of the Convertible Notes.

Upon a fundamental change, subject to certain exceptions, holders may require the Company to repurchase some or all of their Convertible Notes for cash at a repurchase price equal to 100% of the principal amount of the Convertible Notes being repurchased, plus any accrued and unpaid interest.

The Company may not redeem the Convertible Notes prior to December 20, 2015. On or after December 20, 2015, the Company may redeem all or part of the Convertible Notes (except for the Convertible Notes that we are required to repurchase as described above) if the last reported sale price of the Company’s common stock exceeds 135% of the applicable conversion price for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal the sum of 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, plus a “make-whole premium” payment.  The Company must make the make-whole premium payments on all Convertible Notes called for redemption including Convertible Notes converted after the date we delivered the notice of redemption.  The Company will pay the redemption price in cash except for any non-cash portion of the make-whole premium.

The description of the Convertible Notes Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Convertible Notes Indenture, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Senior Revolving Credit Facility

On December 15, 2011, the Company entered into a $100 million senior secured asset based revolving credit facility (the “New Revolving Credit Facility”).  The New Revolving Credit Facility consists of a $100.0 million senior secured asset-based revolving credit facility (subject to adjustment pursuant to a borrowing base described below), of which (a) up to an aggregate principal amount of $20.0 million will be available for a Canadian subfacility, (b) up to an aggregate principal amount of $20.0 million will be available for letters of credit and (c) up to an aggregate principal amount of $10.0 million will be available for swingline loans. Loans under the New Revolving Credit Facility will be made available to the U.S. Borrowers (as defined below) in U.S. dollars and the Canadian Borrowers (as defined below) in U.S. dollars and Canadian dollars. The New Revolving Credit Facility will mature on December 15, 2015.  The availability under the New Revolving Credit Facility is subject to the borrowing base described below, including the imposition of reserves by the administrative agent under the New Revolving Credit Facility.

The Company and certain of its domestic subsidiaries (collectively, the “U.S. Borrowers”) are borrowers under the New Revolving Credit Facility. In addition, A. M. Castle & Co. (Canada) Inc. and Tube Supply Canada ULC (collectively, the “Canadian Borrowers”) are borrowers under the Canadian subfacility.

All obligations of the U.S. Borrowers under the New Revolving Credit Facility are guaranteed on a senior secured basis by each direct and indirect, existing and future, domestic subsidiary of the U.S. Borrowers (the “U.S. Subsidiary Guarantors” and together with the U.S. Borrowers, the “U.S. Credit Parties”), subject to certain exceptions for immaterial subsidiaries. All obligations of the Canadian Borrowers under the New Revolving Credit Facility are guaranteed on a senior secured basis by (a) each U.S. Credit Party and (b) each direct and indirect, existing and future, Canadian subsidiary of the Company (the “Canadian Subsidiary Guarantors” and together with the Canadian Borrowers, the “Canadian Credit Parties”; and the U.S. Credit Parties together with the Canadian Credit Parties, the “Credit Parties”), subject to certain exceptions.

All obligations under the New Revolving Credit Facility are secured on a first-priority basis by a perfected security interest in substantially all assets of the Credit Parties (subject to certain exceptions for permitted liens), including accounts receivable, inventory, certain owned real property and all of the capital stock directly held by any Credit Party (limited, in the case of foreign subsidiaries of the Company, to 65% of the capital stock of first tier foreign subsidiaries); provided that the assets of the Canadian Credit Parties do not secure the obligations of the U.S. Credit Parties. The New Revolving Credit Facility will rank pari passu in right of payment with the Secured Notes, but, pursuant to the intercreditor agreement, the Secured Notes will be effectively subordinated to the indebtedness under the New Revolving Credit Facility with respect to the collateral.

The borrowing base under the New Revolving Credit Facility for the U.S. Borrowers (the “U.S. Borrowing Base”) at any time will equal the sum of (a) 85% of the amount of eligible accounts receivable of the U.S. Borrowers, plus (b) the lesser of (i) 70% of the lower of cost (using average cost) or fair market value of eligible inventory of the U.S. Borrowers and (ii) 85% of the net orderly liquidation value of eligible inventory of the U.S. Borrowers, minus (c) any applicable reserves as determined by the administrative agent in its reasonable judgment. The borrowing base under the New Revolving Credit Facility for the Canadian Borrowers (the “Canadian Borrowing Base” and together with the U.S. Borrowing Base, the “Borrowing Base”) at any time will equal the sum of (a) 85% of the amount of eligible accounts receivable of the Canadian Borrowers, plus (b) the lesser of (i) 70% of the lower of cost (using average cost) or fair market value of eligible inventory of the Canadian Borrowers and (ii) 85% of the net orderly liquidation value of eligible inventory of the Canadian Borrowers, minus (c) any applicable reserves as determined by the administrative agent in its reasonable judgment.

At the Company’s election, borrowings under the New Revolving Credit Facility will bear interest at variable rates based on (a) a customary base rate plus an applicable margin of between 0.50% and 1.00% (depending on quarterly average undrawn availability under the New Revolving Credit Facility) or (b) an adjusted LIBOR rate for the interest period relevant to such borrowing plus an applicable margin of between 1.50% and 2.00% (depending on quarterly average undrawn availability under the New Revolving Credit Facility).

The Company will pay certain recurring fees with respect to the New Revolving Credit Facility, including (a) fees ranging from 0.25% and 0.50% (depending on quarterly average undrawn availability under the New Revolving Credit Facility) on the unused commitments of the lenders under the New Revolving Credit Facility, (b) letter of credit fees on the aggregate face amounts of outstanding letters of credit plus a fronting fee to the issuing bank and (c) administration fees.

The New Revolving Credit Facility permits the Company to increase the aggregate amount of the commitments under the New Revolving Credit Facility from time to time in an aggregate amount for all such increases not to exceed $50.0 million, subject to certain conditions. The existing lenders under the New Revolving Credit Facility are not obligated to provide the incremental commitments.

The description of the New Revolving Credit Facility contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New Revolving Credit Facility, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 15, 2011, the Company completed its acquisition of Tube Supply, Inc. (“Tube Supply”) pursuant to the Stock Purchase Agreement, effective November 9, 2011, among the Company, Mr. Paul Sorensen, Mr. Jerry Willeford and Tube Supply (as amended, the “Purchase Agreement”).  Under the terms of the Purchase Agreement, the Company acquired all of the outstanding shares of Tube Supply.  In consideration for the Tube Supply shares, the Company paid approximately $165 million, subject to a post-closing working capital adjustment as well as adjustments for cash on hand, certain tax amounts, indebtedness and transaction related expenses of Tube Supply as of the closing date, all as set forth in the Purchase Agreement.  To partially secure the sellers’ indemnification obligations under the Purchase Agreement, $19 million of the proceeds were deposited in an escrow account.

The Purchase Agreement contains customary representations and warranties of the sellers regarding Tube Supply, including, among others, with respect to: corporate organization, capitalization, corporate authority, financial statements, compliance with law, legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, product liability, and certain contracts.

The foregoing description of the transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2011 and is incorporated herein by reference, and to the Amendment to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Section 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference into this Item 3.02, the Company issued $50.0 million aggregate principal amount of Convertible Notes on December 15, 2011 and an additional $7.5 aggregate principal amount of Convertible Notes on December 20, 2011 pursuant to the initial purchaser’s exercise of the overallotment option.  The offer and sale of the Convertible Notes and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company offered and sold the Convertible Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser offered and sold the Convertible Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Convertible Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, as described in Item 1.01 of this Current Report on Form 8-K.

The aggregate offering price of the Convertible Notes was $57.5 million and the aggregate initial purchaser discounts and commissions (including in connection with the exercise of the initial purchaser’s overallotment option) were $2.3 million.  The proceeds from the offering of Convertible Notes were used, in part, to finance the acquisition of Tube Supply, to refinance existing indebtedness and to pay related fees and expenses.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

Exhibit
Number	Description
2.1

Stock Purchase Agreement, dated November 9, 2011, by and among A. M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, and Tube Supply, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2011).

2.2	Agreement and Amendment, dated December 15, 2011, by and among A.M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, Tube Supply, Inc. and A. M. Castle & Co. (Canada) Inc.

4.1	Indenture, dated as of December 15, 2011, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.

4.2	Indenture, dated as of December 15, 2011, between A. M. Castle & Co., the Guarantors and U.S. Bank National Association, as trustee.

10.1	Pledge and Security Agreement, dated as of December 15, 2011, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent, for the benefit of the Secured Parties.

10.2

Intercreditor Agreement, dated as of December 15, 2011, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties.

10.3

Registration Rights Agreement, dated as of December 15, 2011, between A. M. Castle & Co., the Guarantors and Jefferies & Company, Inc., as initial purchaser, for the benefit of the Holders of the Notes.

10.4

Loan and Security Agreement, dated December 15, 2011, by and among A. M. Castle & Co., Transtar Metals Corp., Advanced Fabricating Technology, LLC, Oliver Steel Plate Co., Paramont Machine Company, LLC, Total Plastics, Inc., Tube Supply, LLC, A. M. Castle & Co. (Canada) Inc., Tube Supply Canada ULC, the other Loan Parties party thereto, the lenders which are now or which hereafter become a party thereto, and Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative agent and collateral agent for Secured Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

December 21, 2011	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1

Stock Purchase Agreement, dated November 9, 2011, by and among A. M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, and Tube Supply, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2011).

2.2	Agreement and Amendment, dated December 15, 2011, by and among A.M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, Tube Supply, Inc. and A. M. Castle & Co. (Canada) Inc.

4.1	Indenture, dated as of December 15, 2011, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.

4.2	Indenture, dated as of December 15, 2011, between A. M. Castle & Co., the Guarantors and U.S. Bank National Association, as trustee.

10.1

Pledge and Security Agreement, dated as of December 15, 2011, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent, for the benefit of the Secured Parties.

10.2

Intercreditor Agreement, dated as of December 15, 2011, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties.

10.3

Registration Rights Agreement, dated as of December 15, 2011, between A. M. Castle & Co., the Guarantors and Jefferies & Company, Inc., as initial purchaser, for the benefit of the Holders of the Notes.

10.4

Loan and Security Agreement, dated December 15, 2011, by and among A. M. Castle & Co., Transtar Metals Corp., Advanced Fabricating Technology, LLC, Oliver Steel Plate Co., Paramont Machine Company, LLC, Total Plastics, Inc., Tube Supply, LLC, A. M. Castle & Co. (Canada) Inc., Tube Supply Canada ULC, the other Loan Parties party thereto, the lenders which are now or which hereafter become a party thereto, and Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative agent and collateral agent for Secured Parties.